UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934.

Date of Report: March 23, 2012

(Date of earliest event reported)

Oragenics, Inc

(Exact name of registrant as specified in its charter)

FL	001-32188	59-3410522
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3000 Bayport Drive, Suite 685 Tampa, FL		33607
(Address of principal executive offices)		(Zip Code)

813-286-7900

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 23, 2012, Oragenics, Inc. (the “Company”) entered into an Exchange of Notes for Equity Agreement (the “Debt Exchange Agreement”) with the Koski Family Limited Partnership (“KFLP”), an accredited investor and the Company’s largest shareholder. Pursuant to the terms of the Debt Exchange Agreement, the Company issued 6,285,619 shares of common stock and warrants to acquire 1,571,405 shares of common stock to the KFLP in exchange for the cancellation of an aggregate of $8,737,011 of indebtedness owed to the KFLP under the Company’s existing unsecured revolving credit facility (the “Credit Facility) with the KFLP. The outstanding indebtedness, consisted of $8,250,000 in principal owed on twelve separate promissory notes previously issued by the Company to the KFLP under the Credit Facility and accrued interest through March 23, 2012 (the closing date) of $487,011. The Credit Facility was terminated and the previously issued promissory notes thereunder were cancelled. The warrants are exercisable immediately at a price per share of $2.00 and expire three (3) years from the date of issuance.

On March 23, 2012, the Company also entered into a new loan agreement (the “Loan Agreement”) with the KFLP. It provides the Company with up to $2.5 million in secured funding in two advances of $1,250,000 each with the first advance occurring on March 23, 2012 and the second advance able to be made within 30 days thereafter, subject to the continued accuracy of representations and warranties made by the Company and that no material adverse events have occurred in connection with the Company’s business. Borrowings under the Loan Agreement mature in three years and bear interest at the rate of 5.0% and are secured by select assets of the Company relating to or connected with the ProBiora3, SMaRT Replacement Therapy, MU1140 and LPT3-04 technologies. The loan amount is subject to automatic conversion upon a subsequent qualified equity financing by the Company of $5,000,000 (excluding any converted debt amount). Pursuant to the Loan Agreement the Company also issued a warrant to the KFLP to acquire 599,520 shares of the Company common stock. The warrants are exercisable immediately at a price per share of $2.00 and expire three (3) years from the date of issuance.

Since Company directors Christine L. Koski and Robert C. Koski, share voting and investment powers with two other family members as general partners of the KFLP, the Debt Exchange Agreement and the Loan Agreement were approved by the Company’s disinterested directors.

The foregoing description of the transactions does not purport to be complete and is qualified in its entirety by reference to the full text of the Debt Exchange Agreement, Loan Agreement, Security Agreement, Secured Promissory Note and the Warrants which are attached to this report as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6, respectively and are incorporated herein by reference. A copy of the March 26, 2012 press release announcing the transactions is attached as Exhibit 99.1.

ITEM 1.02	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

The information set forth in item 1.01 above relating to the issuance of shares and warrants to the KFLP in exchange for cancellation of outstanding unsecured indebtedness under the Credit Facility and the termination of the Credit Facility is incorporated herein by reference.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

The information set forth in Item 1.01 above relating to the Debt Exchange Agreement , the Loan Agreement and the issuance of shares of common stock and warrants to the KFLP is incorporated herein by reference. These transactions were consummated pursuant to, and in reliance upon, an exemption from registration set forth under Section 4(2) of the Securities Act of 1933 as amended, as these transactions did not involve public offerings.

Item 9.01	FINANCIAL INFORMATION AND EXHIBITS

(c) Exhibits.

Number	Description

10.1	Exchange of Notes for Equity Agreement by and between Oragenics, Inc, and the Koski Family Limited Partnership dated March 23, 2012.

10.2	Loan Agreement by and between Oragenics, Inc, and the Koski Family Limited Partnership dated March 23, 2012.

10.3	Security Agreement by and between Oragenics, Inc, and the Koski Family Limited Partnership dated March 23, 2012.

10.4	Senior Secured Convertible Promissory Note dated March 23, 2012.

10.5	Debt Exchange Agreement Warrant dated March 23, 2012 to acquire 1,571,405 shares of common stock.

10.6	Loan Agreement Warrant dated March 23, 2012 to acquire 599,520 shares of common stock.

99.1	Press Release announcing financing dated March 26, 2012

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on this 26th day of March 2012.

ORAGENICS, INC. (Registrant)

BY:	/s/ Michael Sullivan

Michael Sullivan Chief Financial Officer

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